EXECUTIVE COPY

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

THE OBLIGATIONS REPRESENTED BY THIS NOTE ARE SUBJECT TO A SUBORDINATION AGREEMENT AMONG THE COMPANY, THE HOLDER, AND ONE OR MORE LENDERS OF THE COMPANY; A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY UPON WRITTEN REQUEST.

WINWIN GAMING, INC.

SECURED CONVERTIBLE PROMISSORY NOTE

$____________	April __, 2006

WINWIN GAMING, INC., a Delaware corporation (the “Company”), for value received, promises to pay to ________________, or its assigns (the “Holder”), the principal sum of ____________ Dollars ($_______), plus simple interest thereon at the rate of seven and a half percent (7.5%) per annum (the “Base Rate”), and such interest to be payable monthly in arrears, the first such payment to be due and payable on the first day of the first full month following the date hereof, until the entire principal amount outstanding remaining unpaid shall become due and payable, provided that, upon an Event of Default (as defined below), the interest rate shall increase to twelve percent (12%) per annum (the “Default Rate”), and continuing through the date on which such Event of Default is cured to Holder’s satisfaction, after which the interest rate shall return to the Base Rate, provided further that, such interest payments may be deferred to the Maturity Date with the Holder’s prior written consent. Interest on this Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

This Note will automatically mature and the entire outstanding principal amount, together with accrued, but unpaid, interest, shall become due and payable upon written demand by the Holder, which demand may be made at any time after the earlier of (i) one hundred eighty (180) days following the date hereof, (ii) an Event of Default, or (iii) the closing of any equity or equity-related financing (an “Equity Financing”) by the Company in which the gross proceeds to the Company (not taking into account broker’s fees, commission and/or expenses relating thereto) are at least Two Million Five Hundred Thousand Dollars ($2,500,000), it being understood and agreed that the conversion of the Company’s currently outstanding senior debt into shares of the Company’s equity securities shall not be deemed an equity or equity-related financing for this purpose (the “Maturity Date”), unless, prior to such time, this Note shall have been converted into shares of the Company’s capital stock pursuant to Section 1 hereof.

Payments of both principal and interest are to be made at the address of the Holder set forth in Section 8(d) below or at such other place in the United States as the Holder shall designate to the Company in writing in lawful currency of the United States of America.

This Note is one of a series of notes issued pursuant to that certain Secured Convertible Note and Warrant Purchase Agreement (the “Agreement”), dated as of even date herewith, by and among the Company, the initial Holder and the other Purchasers as parties thereto, which is incorporated herein by reference as though fully set forth herein. This Note shall be referred to herein as the “Note” and all Notes issued under the Agreement shall be referred to as the “Notes”). The following is a statement of the additional rights of the Holder and the additional conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, further agrees:

1.  Conversion.

(a)  Optional Conversion. At any time prior to the Maturity Date, the outstanding principal balance and accrued and unpaid interest of this Note may be converted in whole or in part, at the option of the Holder, into (i) shares of common stock, $0.01 par value per share, of the Company (“Common Stock”) at a conversion price of fifty cents ($0.50) per share (the “Conversion Price”) or (ii) securities of the type issued by the Company in any Equity Financing at a conversion price equal to the issuance price at which such securities are sold in such Equity Financing; provided however, that the Conversion Price shall be adjusted in accordance with Section 1(b), (c), (d), (e) and (f) hereof, and the Company shall deliver notice of such adjustment to the Holder in accordance with Section 1(g) of this Note. The Company shall effectuate the conversion of the Note within ten (10) Business Days (as defined in the Agreement) of receipt of a notice of conversion from the Holder.

(b)  Adjustments to Conversion Price. In the event the Company shall at any time after the Closing (as defined in the Agreement) issue Additional Shares of Common Stock (defined herein), without consideration or for a consideration per share less than the applicable Conversion Price in effect immediately prior to such issue (“Dilutive Issuance”), then the Conversion Price shall be adjusted to a price determined by multiplying the Conversion Price in effect immediately prior to the Dilutive Issuance by a fraction:

(1)  the numerator of which shall be (A) the number of shares of Common Stock issued or issuable upon the exercise of all outstanding options, warrants and convertible securities outstanding immediately prior to the Dilutive Issuance, plus (B) the number of shares of Common Stock that the aggregate consideration, if any, received by the Company in connection with the Dilutive Issuance would purchase at the then applicable Conversion Price, and

(2)  the denominator of which shall be (A) the number of shares of Common Stock issued or issuable on exercise of all outstanding options, warrants and convertible securities outstanding immediately prior to the Dilutive Issuance, plus (B) the number of shares of Common Stock issued or deemed issued in the Dilutive Issuance;

provided that if such issuance or deemed issuance was without consideration, then the Company shall be deemed to have received an aggregate of one tenth of one cent ($.001) of consideration for all such Additional Shares of Common Stock issued or deemed to be issued. For purposes of the foregoing paragraph, “Additional Shares of Common Stock” shall mean any issuances of equity securities (or securities convertible into equity securities) of the Company, other than the following:

a.	shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution of shares of Common Stock as described in Section 1(c), (d) or (e) hereof;

b.	up to Thirteen Million Six Hundred Eighty-Nine Thousand Seven Hundred Seventeen (13,689,717) shares of Common Stock actually issued upon the exercise of stock options;

c.
shares of Common Stock actually issued upon the exercise, exchange or conversion of options, warrants, convertible and other securities outstanding as of the date hereof and as set forth on Schedule 4.2 of the Agreement, in each case provided such issuance is pursuant to the terms of such option or convertible security;

d.	shares of Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants; and

e.	securities in connection with a transaction where all of the Holders have indicated in writing that the transaction should be exempt from the anti-dilution adjustment provisions hereof.

(c)  Adjustment for Stock Splits and Combinations. If the Company, at any time before the Maturity Date shall split, subdivide or combine the outstanding shares of Common Stock into a different number of shares of Common Stock, then (i) in the case of a split or subdivision, the Conversion Price for such securities shall be proportionately decreased and the shares of Common Stock issuable upon conversion of this Note shall be proportionately increased, and (ii) in the case of a combination, the Conversion Price shall be proportionately increased and the securities issuable upon conversion of this Note shall be proportionately decreased.

(d)  Adjustments for Dividends in Stock or Other Securities or Property. If, while this Note or any portion hereof remains outstanding and unexpired, the holders of Common Stock, as applicable, shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, additional shares of Common Stock, as applicable, by way of dividend, then and in each case, this Note shall represent the right to convert into, in addition to the number of shares of the security receivable upon exercise of this Note, and without payment of any additional consideration therefor, the amount of such additional shares of Common Stock, as applicable, that such holder would hold on the date of such conversion had it been the holder of record of that number of shares of Common Stock, as applicable, receivable upon exercise of this Note on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 1.

(e)  Reclassification, etc. If the Company, at any time while this Note or any portion thereof remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which conversion rights under this Note exist into the same or a different number of securities of any other class or classes, this Note shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Note immediately prior to such reclassification or other change and the Conversion Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 1.

(f)  Registration Statement. Pursuant to Section 2.4(b) of the Investor Rights Agreement, in the event that the registration statement required to be filed by the Company thereunder is not declared effective within one hundred eighty (180) days following the Closing, the Conversion Price shall be reduced by $0.025 per share for each thirty (30) day period that the effectiveness of the registration statement is delayed, but in no event shall this provision cause the Conversion Price to be reduced below $0.40 per share.

(g)  Notices. Whenever the Conversion Price or number of shares purchasable hereunder shall be adjusted pursuant to subsection 1(b), (c), (d), (e) or (f) hereof, the Company shall promptly issue a certificate to the Holder, signed by the Chief Financial Officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which the adjustment was calculated and the Conversion Price and number of shares issuable hereunder after giving effect to such adjustment.

2.  Mechanics of Conversion.

(a)  Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Conversion Price.

(b)  Stock Certificates. The Company shall, as soon as practicable thereafter, issue and deliver to the holder of this Note, or to its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which it shall be entitled as aforesaid. Such conversion shall be deemed to have been made, as applicable, immediately prior to the close of business on the date of the closing of the transaction which causes the automatic conversion set forth above in Section 1. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Common Stock on such date.

3.  Security. This Note is secured under that certain Security Agreement of even date herewith by and among the Company, the initial Holder and the other Purchasers party thereto (the “Security Agreement”). Reference is hereby made to the Security Agreement for a description of the nature and extent of the security for this Note and the rights with respect to such security of the Holder of this Note.

4.  Default and Remedies.

(a)  Event of Default. An “Event of Default” shall exist under this Note upon the happening of any of the following events or conditions, without demand or notice from the Holder:

(i)  failure to make any payments required hereunder within three (3) Business Days (as defined in the Agreement) of (A) such payment becoming due, or (B) following notice given in accordance with the terms of this Note;

(ii)  breach or failure to observe or perform any of the agreements, warranties, representations or covenants in this Note, the Agreement, the Security Agreement, or the Investor Rights Agreement, which breach or failure is not cured within thirty (30) days after the receipt of written notice thereof by the Holder or the holder of any of the Notes;

(iii)  any petition in bankruptcy being filed by or against Company or any proceedings in bankruptcy, insolvency or under any other laws relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of Company, either through reorganization, composition, extension or otherwise, and which, in the case of any involuntary proceedings shall be acquiesced to by Company or shall continue for a period of ninety (90) days undismissed, undischarged or unbonded;

(iv)  the making by Company of an assignment for the benefit of creditors, which assignment results in a material adverse effect upon Company and is not cured within thirty (30) days after the receipt of written notice thereof by the Holder or the holder of any of the Notes;

(v)  the appointment of a receiver of any property of Company which shall not be vacated or removed within ninety (90) days after appointment; or

(vi)  upon the date thirty (30) days following the occurrence of any event of default under the terms of any of the Company’s indebtedness or the acceleration of any indebtedness of the Company, which occurrence or acceleration results in a material adverse effect upon Company.

(b)  Remedies. Upon the occurrence of an Event of Default under Section 4(a) hereof, at the option and upon the declaration of the Holder of the Note, the entire unpaid principal and accrued and unpaid interest on this Note shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and Holder may immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under this Note and exercise any and all other remedies granted to it at law, in equity or otherwise.

5.  Charges, Taxes and Expenses. Issuance of a certificate for shares of Common Stock upon the conversion of this Note shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificate shall be issued in the name of the Holder, or such certificates shall be issued in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock (or replacement Notes) are to be issued in a name other than the name of the Holder, this Note when surrendered for exercise or transfer shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock or replacement Notes, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. Any transfer shall be subject to (i) the transferee’s agreement in writing to be subject to the applicable terms of this Note and (ii) compliance with all applicable state and federal securities laws (including the delivery of investment representation letters, legal opinions and market stand-off agreements reasonably satisfactory to the Company, if such are requested by the Company). The Holder agrees that Holder shall execute such documents, and perform such acts, which are reasonably required to assure that the conversion hereof is consummated in compliance with all applicable laws.

6.  No Rights as Stockholder. This Note does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the conversion hereof.

7.  Loss, Theft or Destruction of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to it, the Company will make and deliver a new Note which shall carry the same rights to interest (unpaid and to accrue) carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation.

8.  Miscellaneous.

(a)  Issue Date; Governing Law. The provisions of this Note shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the earlier of the date hereof or the date of issuance of any Note for which this Note is issued in replacement. This Note shall be binding upon any successors or assigns of the Company. This Note shall constitute a contract under the laws of the State of New York and for all purposes shall be construed in accordance with and governed by the laws of the State of New York.

(b)  Restrictions. The Holder acknowledges that the shares of capital stock acquired upon the conversion of this Note will be subject to restrictions upon its resale imposed by state and federal securities laws and the provisions of the Company’s certificate of incorporation, as it may have been, or be amended from time to time in accordance with its terms.

(c)  Assignment. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part by the Holder to any person or entity without the prior written consent of the Company except (assuming compliance with applicable state and federal securities laws) in connection with an assignment in whole to an affiliate of the Holder or to a successor corporation to the Holder resulting from a merger or consolidation of the Holder with or into another corporation or the sale of all or substantially all of the Holder’s properties and assets. Effective upon any such assignment, the person or entity to whom such rights, interests and obligations were assigned shall have and exercise all of the Holder’s rights, interest and obligations hereunder as if such person or entity were the original Holder of this Note.

(d)  Notices. Any notice, request or other communications required or permitted hereunder shall be given upon personal delivery or upon the seventh day following mailing by registered airmail (or certified first class mail if both the addresser and addressee are located in the United States), postage prepaid and addressed to the parties as follows:

To the Company:	WINWIN GAMING, INC. 8687 West Sahara, Suite 201 Las Vegas, Nevada 89117 Tel: (702) 212-4530 FAX: (702) 212-4553 Attn: Patrick Rogers

To Holder:	At the address listed on such Holder’s signature page to the Agreement or to such other single place as any single addressee shall designate by written notice to the other addressees.

(e)	Choice of Venue; Waiver of Right to Jury Trial.

(i)  THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE DEEMED MADE, EXECUTED, PERFORMED AND CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE OR ANY OTHER DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS NOTE, EACH PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE OR ANY OTHER DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PARTY. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH PARTY AT ITS ADDRESS FOR NOTICES AS PROVIDED HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PARTY UNDER THIS NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY IN ANY OTHER JURISDICTION.

(ii)  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (i) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(iii)  EACH OF THE PARTIES TO THIS NOTE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE, THE OTHER DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(f)  Enforcement. The Company shall pay all reasonable fees and expenses incurred by the Holder in the enforcement in any of the Company’s obligations hereunder not performed when due. In the event of a dispute with regard to the interpretation of this Note, the prevailing party shall be entitled to collect the cost of attorney’s fees, litigation expenses or such other expenses as may be incurred in the enforcement of the prevailing party’s rights hereunder.

(g)  Amendment or Waiver. This Note shall only be amended upon the prior written consent of the Holder and the Company.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this Secured Convertible Promissory Note to be executed by its officer thereunto duly authorized.

COMPANY:

WINWIN GAMING, INC.

By:	/s/
Name:
Title:

EXECUTIVE COPY

NOTICE OF CONVERSION

(To convert the foregoing Note into shares of Common Stock or any equity securities of the Company, execute this form and supply required information.)

To: WINWIN GAMING, INC.

(1) The undersigned hereby elects to convert the attached Secured Convertible Promissory Note (the “Note”) into:

__________	__________ shares of Common Stock of WINWIN GAMING, INC. pursuant to Section 1(a) and the other applicable terms of the attached Note; or

__________	__________ shares of ___________ of WINWIN GAMING, INC. pursuant to Section 1(a) and the other applicable terms of such Note.

(2) In converting this Note, the undersigned hereby confirms and acknowledges that the securities being issued hereby are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such securities, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

(3) Please issue a certificate or certificates representing said securities in the name of the undersigned:

(Name)

(4) Capitalized terms used herein shall have the meanings ascribed to them in the Note.

(Date)	(Signature)

(Print Name)

EXECUTIVE COPY

ASSIGNMENT FORM

(To be signed only upon assignment of the Note)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned represented by the attached Note with respect to the amount of principal covered by the Note set forth below:

(Name and Address of Assignee Must Be Printed or Typewritten)

Name of Assignee	Social Security No. or Tax I.D. No.	Address	Principal Amount

and does hereby irrevocably constitute and appoint   Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ________

________________________________________________
Signature of Registered Holder

Note: The signature on this assignment must correspond with the names as it appears upon the face of the Note in every particular, without alteration or enlargement or any change whatever.